Exhibit 99.1

For Immediate Release

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS THIRD QUARTER RESULTS

Net Income of $25.9 million and Adjusted EBITDA of $180.7 million

2016 Outlook Updated

Greenwood Village, Colo. (November 1, 2016) — Envision Healthcare Holdings, Inc. (Envision or Company) (NYSE: EVHC) reports results from operations for the three months and nine months ended September 30, 2016.  All comparisons included in this release are for the 2016 periods to the comparable 2015 periods, unless otherwise noted.

Highlights:

•                  Net revenue of $1.64 billion, an increase of 19.8%;

•                  Net income of $25.9 million, an increase of 50.2%;

•                  Adjusted EBITDA of $180.7 million, an increase of 26.8%;

•                  GAAP diluted earnings per share (EPS) was $0.13, an increase of 44.4%; and

•                  Adjusted diluted EPS was $0.36, an increase of 20.0%.

“In spite of lower sector volume growth in the period, our third quarter reflects strong operating results at EmCare, including encouraging progress at Evolution Health, and performance improvement at AMR’s Rural Metro operations,” said William A. Sanger, chairman, president and chief executive officer of Envision.  “Rural Metro’s margins improved, driven by continued integration into AMR’s operations and technology platforms.  Our results at Evolution Health improved as we realized benefits from our participation in bundled payment models and medical cost savings from our contract with a Florida health plan.

“The strategic investments we have made at Envision to expand our scale and scope continue to provide unique opportunities for the company and our stakeholders.  We believe these investments will be further enhanced by the merger between Envision and AMSURG Corp., which is expected to be completed this year.”

Results of Operations for the Third Quarter of 2016

Envision generated net revenue of $1.64 billion, an increase of 19.8%, driven by contributions from acquisitions of 16.1%, and organic growth of 3.7%.  Net income was $25.9 million and Adjusted EBITDA was $180.7 million.   Envision earned $0.13 per diluted share on a GAAP basis and Adjusted diluted EPS for the quarter was $0.36.

Segment Results for the Third Quarter of 2016

Envision operates two business segments: EmCare Holdings (EmCare), the Company’s facility-based and post-acute care physician-led services segment and American Medical Response (AMR), the Company’s medical transportation services segment.

EmCare

EmCare’s net revenue for the third quarter of 2016 was $1.06 billion, an increase of 13.0% from the prior-year period.

Revenue from acquisitions completed during the past 12 months contributed growth of 9.0%. Organic revenue growth of 4.0% consisted of same-store contributions of 5.1% while revenue from net new contracts declined by 1.1%.  Revenue from net new contracts increased at Evolution Health and was offset by contract terminations, net of new contracts started at EmCare, during the last 12 months.

EmCare’s same-store revenue, when calculated from the comparable contract base for both periods, grew by 6.0% and included rate growth of 4.3%, driven by an increase in yield in all service lines, as well as same-contract growth at Evolution Health.  Same-store revenue growth from patient volume was 1.7% overall, with 1.1% from emergency department volume growth.

EmCare’s income from operations was $73.6 million, or 7.0% of revenue, which compares with $28.9 million, or 3.1% of revenue, and includes changes in restructuring and transaction costs in comparable periods. Adjusted EBITDA of $113.9 million was 10.8% of revenue, which compares with $86.4 million, or 9.2% of revenue.   EmCare’s results were impacted by Evolution Health, which generated revenue of $120.5 million in the third quarter and contributed Adjusted EBITDA of $1.7 million.

American Medical Response

AMR’s net revenue was $583.6 million and grew by 34.6% from the prior-year period.  Acquisition-related growth was 31.4%.  Growth from organic revenue sources was 3.2% and included net new contract growth of 2.2% and same-market growth of 1.0%.   When calculated on a comparable same-market basis, revenue growth was 1.2% and consisted of volume growth of 1.8%, offset by a 0.6% decline related to rate.  AMR’s same-market rate included contributions from improved commercial rates, offset by lower managed transportation revenue.

AMR’s income from operations was $9.7 million, or 1.7% of revenue, which compares with $31.1 million, or 7.2% of revenue.  The change in income from operations was driven primarily by higher transaction costs and depreciation and amortization expense.  Adjusted EBITDA was $66.8 million, or 11.4% of revenue, compared with $56.1 million, or 12.9% of revenue.

Envision Cash Flows for the Third Quarter of 2016

Envision generated cash flow from operations of $93.2 million.  This compares with cash flow from operations of $34.0 million.  Adjusted Free Cash Flow, a non-GAAP financial measure, was $47.7 million and was impacted primarily by expected higher capital expenditures, largely related to acquisition and new contract growth at AMR.  At the end of the quarter, Envision completed two acquisitions for net consideration of $66.1 million.  See “Non-GAAP Financial Measures Description and Reconciliation” below for a definition and reconciliation of Adjusted Free Cash Flow to Cash Flows from Operating Activities.

Results of Operations for the Nine Months Ended September 30, 2016

Envision’s net revenue was $4.88 billion, net income was $81.2 million, and Adjusted EBITDA was $504.2 million.   Envision generated cash flow from operations of $252.4 million, or $278.4 million when excluding certain non-recurring payments earlier in 2016, and Adjusted Free Cash Flow was $173.4 million.

Segment Results for the Nine Months ended September 30, 2016

Net revenue at EmCare was $3.12 billion, operating income was $198.9 million and Adjusted EBITDA was $305.0 million.

Net revenue at AMR was $1.76 billion, operating income was $60.7 million and Adjusted EBITDA was $199.2 million.

Merger Update

The previously announced merger between Envision and AMSURG remains on track for completion during the fourth quarter of 2016.  Both Envision and AMSURG mailed the definitive proxy statement/prospectus on October 21, 2016, and special meetings of shareholders of AMSURG and stockholders of Envision will be held on November 28, 2016, to vote on the merger proposals.

2016 Outlook

Envision Healthcare is updating its financial outlook for 2016.  Envision now expects to generate Adjusted EBITDA of $705 million to $715 million and Adjusted EPS of $1.39 to $1.42.   Envision’s outlook anticipates that lower volume growth at both EmCare and AMR will continue into the fourth quarter.

Envision is not providing a reconciliation of its forward-looking 2016 Adjusted EBITDA and Adjusted EPS because the Company is not able to accurately estimate the variables and individual adjustments for these items, including normal variability in income tax expense, equity compensation and transaction costs related to acquisition activities.  Envision believes that the variability of these items could have an impact on its GAAP financial results.

Conference Call

Envision management will host a conference call today, Tuesday, November 1, 2016, at 8:30 a.m. Eastern Time, to discuss the Company’s financial results.  Interested participants may listen to the call by dialing 800-857-6175, or 517-623-4852 for international callers, and referencing participant code 909712.  A replay will be available approximately one hour after the call ends through December 1, 2016. To access the replay, dial 866-441-1048, or 203-369-1056 for international callers. An audio file will also be archived for 30 days on the investor relations section of the Company’s website: investor.evhc.net.

About Envision Healthcare Holdings, Inc.

Envision Healthcare Holdings, Inc., offers an array of physician-led healthcare-related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. The organization provides care across a broad patient continuum via American Medical Response, Inc. (AMR), EmCare Holdings, Inc. (EmCare) and Evolution Health, LLC (Evolution Health). AMR provides community-based medical transportation services, including emergency (‘911’), non-emergency, managed transportation, air ambulance and disaster response. EmCare’s integrated facility-based physician services include emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Evolution Health’s innovative and comprehensive care coordination solutions result in improved patient care delivery across a number of healthcare settings.   Envision Healthcare is headquartered in Greenwood Village, Colorado. For additional information, visit www.evhc.net.

Forward-Looking Statements

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2016 Adjusted EBITDA and Adjusted EPS guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in our filings with the Securities and Exchange Commission from time to time, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Factors that could cause future results to differ materially from those provided in this press release include, but are not limited to: decreases in our revenue and profit margin under our fee-for-service contracts; failure to implement our business strategies, the loss of existing contracts; failure to accurately assess costs under new contracts; our ability to integrate acquisitions; competition in markets we serve;

the cost of required capital expenditures; retention of our senior management; our ability to maintain or implement information systems; the impact of labor union representation; failure to comply with extensive and complex government regulation of our industry, including oversight of state and federal healthcare programs; the impact of changes in the healthcare sector; our ability to service our debt obligations; risks associated with the ability to consummate the previously announced business combination between Envision and AMSURG Corp. (“AMSURG”) and the timing of the closing of the business combination; the ability to successfully integrate Envision’s and AMSURG’s operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors, and other factors discussed in our filings with the Securities and Exchange Commission.  Any forward-looking statements herein are made as of the date of this press release, and we undertake no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted EPS.  These are financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  These non-GAAP measures may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as net income (loss) before equity in earnings of unconsolidated subsidiary, income tax benefit (expense), loss on early debt extinguishment, other income (expense), net, realized gains (losses) on investments, interest expense, net, equity-based compensation expense, transaction costs related to acquisition activities, restructuring and other charges, adjustment to net loss (income) attributable to non-controlling interest due to deferred taxes, and depreciation and amortization expense.  Adjusted Free Cash Flow is defined as cash flow from operations adjusted for cash used in non-acquisition related investing activities and certain out-of-period or non-recurring cash payments.  Adjusted EPS is defined as diluted earnings per share adjusted for expenses related to the Company’s secondary offerings, amortization expense, equity-based compensation expense, restructuring and other charges, severance and related costs, loss on early debt extinguishment, and transaction costs related to acquisition activities, net of an estimated tax benefit.

Adjusted Free Cash Flow is a non-GAAP measures used by management as a liquidity indicator. Adjusted EBITDA and Adjusted EPS are non-GAAP measures used by management solely as performance measures.  The items excluded from these non-GAAP measures are important in understanding the Company’s financial performance, and should not be considered in isolation of, or as an alternative to, GAAP financial measures. Reconciliations of non-GAAP financial measures are provided in the tables included in this press release.

Envision Healthcare Holdings, Inc.

Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net revenue	$1,638,750	$1,367,370	$4,877,326	$3,966,130
Compensation and benefits	1,159,244	997,213	3,427,921	2,874,328
Operating expenses	256,481	165,099	772,877	472,954
Insurance expense	35,925	41,091	108,799	114,783
Selling, general and administrative expenses	42,753	29,463	122,336	87,161
Depreciation and amortization expense	60,886	44,547	178,075	129,364
Restructuring and other charges	164	30,000	7,726	30,000
Income from operations	83,297	59,957	259,592	257,540
Interest income from restricted assets	283	149	749	442
Interest expense, net	(39,300)	(27,579)	(117,751)	(82,360)
Realized gains (losses) on investments	(151)	—	(191)	(34)
Other income (expense), net	756	(221)	743	(593)
Income (loss) before income taxes and equity in
earnings of unconsolidated subsidiary	44,885	32,306	143,142	174,995
Income tax benefit (expense)	(16,057)	(13,795)	(53,611)	(69,009)
Equity in earnings of unconsolidated subsidiary	123	59	1,758	202
Net income (loss)	28,951	18,570	91,289	106,188
Less: Net (income) loss attributable to noncontrolling interest	(3,062)	(1,334)	(10,118)	(3,161)
Net income (loss) attributable to Envision Healthcare Holdings, Inc.	25,889	17,236	81,171	103,027

Basic earnings per common share	$0.14	$0.09	$0.43	$0.56
Diluted earnings per common share	$0.13	$0.09	$0.42	$0.54

Weighted average common shares outstanding, basic	187,188,118	185,969,475	187,123,581	185,214,021
Weighted average common shares outstanding, diluted	192,045,426	191,769,107	191,998,390	191,373,606

Other Information
EmCare weighted patient encounters	4,803,721	4,585,390	14,420,261	13,394,015
AMR weighted transports	1,183,962	848,688	3,543,061	2,503,731

Earnings Per Share Reconciliation

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Weighted average common shares outstanding, diluted	192,045,426	191,769,107	191,998,390	191,373,606

Net income (loss) attributable to Envision Healthcare Holdings, Inc. stockholders	$25,889	$17,236	$81,171	$103,027
Net income (loss) allocated to participating securities	140	—	359	—
Net income (loss) attributable to Envision Healthcare Holdings, Inc. common
stockholders	$25,749	$17,236	$80,812	$103,027
Adjustments:
Other expense related to secondary offering/other filings	—	154	—	526

Amortization expense	30,838	26,697	95,192	76,276

Equity-based compensation expense	3,353	1,761	9,290	4,786

Restructuring and other charges	164	30,000	7,726	30,000

Severance and related costs	3,381	863	7,953	3,426

Transaction costs related to acquisition activities	32,348	6,535	50,973	11,708

Total pre-tax adjustments	70,084	66,010	171,134	126,722

Tax impact of adjustments	(26,702)	(25,022)	(65,202)	(50,494)

Total adjustments, net	43,382	40,988	105,932	76,228
Net income (loss) attributable to Envision Healthcare Holdings, Inc., adjusted	$69,131	$58,224	$186,744	$179,255
Adjusted EPS	$0.36	$0.30	$0.97	$0.94

Envision Healthcare Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(unaudited; in thousands)

	Three months ended September 30,		Nine months ended September 30,
Envision	2016	2015	2016	2015

Adjusted EBITDA	$180,650	$142,478	$504,240	$434,105
Depreciation and amortization expense	(60,886)	(44,547)	(178,075)	(129,364)
Restructuring and other charges	(164)	(30,000)	(7,726)	(30,000)
Interest income from restricted assets	(283)	(149)	(749)	(442)
Transaction costs	(32,348)	(6,535)	(50,973)	(11,708)
Severance and related costs	(3,381)	(863)	(7,953)	(3,426)
Equity-based compensation expense	(3,353)	(1,761)	(9,290)	(4,786)
Net income (loss) attributable to noncontrolling interest	3,062	1,334	10,118	3,161
Income from operations	83,297	59,957	259,592	257,540
Interest income from restricted assets	283	149	749	442
Interest expense, net	(39,300)	(27,579)	(117,751)	(82,360)
Realized gains (losses) on investments	(151)	—	(191)	(34)
Other income (expense), net	756	(221)	743	(593)
Income tax benefit (expense)	(16,057)	(13,795)	(53,611)	(69,009)
Equity in earnings of unconsolidated subsidiary	123	59	1,758	202
Net (income) loss attributable to noncontrolling interest	(3,062)	(1,334)	(10,118)	(3,161)

Net income (loss) attributable to Envision Healthcare Holdings, Inc.	$25,889	$17,236	$81,171	$103,027

Envision Healthcare Holdings, Inc.

Reconciliation of Segment Adjusted EBITDA to Income from Operations

(unaudited; in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
EmCare
Net revenue	$1,055,156	$933,941	$3,118,613	$2,688,117
Compensation and benefits	816,349	758,379	2,420,857	2,175,715
Operating expenses	92,687	46,417	278,161	124,638
Insurance expense	22,026	28,511	64,021	77,645
Selling, general and administrative expenses	23,028	17,032	67,005	50,324
Interest income from restricted assets	(172)	(38)	(416)	(109)
Transaction costs	(12,799)	(2,820)	(17,955)	(7,288)
Severance and related costs	(1,287)	(448)	(3,574)	(2,480)
Equity-based compensation expense	(1,608)	(793)	(4,644)	(2,154)
Net income (loss) attributable to noncontrolling interest	3,062	1,334	10,118	3,161
Adjusted EBITDA	113,870	86,367	305,040	268,665
Depreciation and amortization expense	(27,317)	(24,744)	(81,964)	(70,831)
Restructuring and other charges	(164)	(30,000)	(7,726)	(30,000)
Interest income from restricted assets	(172)	(38)	(416)	(109)
Transaction costs	(12,799)	(2,820)	(17,955)	(7,288)
Severance and related costs	(1,287)	(448)	(3,574)	(2,480)
Equity-based compensation expense	(1,608)	(793)	(4,644)	(2,154)
Net income (loss) attributable to noncontrolling interest	3,062	1,334	10,118	3,161
Income from operations	$73,585	$28,858	$198,879	$158,964

AMR
Net revenue	$583,594	$433,429	$1,758,713	$1,278,013
Compensation and benefits	342,895	238,834	1,007,064	698,613
Operating expenses	163,794	118,682	494,716	348,316
Insurance expense	13,899	12,580	44,778	37,138
Selling, general and administrative expenses	19,725	12,431	55,331	36,837
Interest income from restricted assets	(111)	(111)	(333)	(333)
Transaction costs	(19,549)	(3,715)	(33,018)	(4,420)
Severance and related costs	(2,094)	(415)	(4,379)	(946)
Equity-based compensation expense	(1,745)	(968)	(4,646)	(2,632)
Adjusted EBITDA	66,780	56,111	199,200	165,440
Depreciation and amortization expense	(33,569)	(19,803)	(96,111)	(58,533)
Interest income from restricted assets	(111)	(111)	(333)	(333)
Transaction costs	(19,549)	(3,715)	(33,018)	(4,420)
Severance and related costs	(2,094)	(415)	(4,379)	(946)
Equity-based compensation expense	(1,745)	(968)	(4,646)	(2,632)
Income from operations	$9,712	$31,099	$60,713	$98,576

Envision
Net revenue	$1,638,750	$1,367,370	$4,877,326	$3,966,130
Compensation and benefits	1,159,244	997,213	3,427,921	2,874,328
Operating expenses	256,481	165,099	772,877	472,954
Insurance expense	35,925	41,091	108,799	114,783
Selling, general and administrative expenses	42,753	29,463	122,336	87,161
Interest income from restricted assets	(283)	(149)	(749)	(442)
Transaction costs	(32,348)	(6,535)	(50,973)	(11,708)
Severance and related costs	(3,381)	(863)	(7,953)	(3,426)
Equity-based compensation expense	(3,353)	(1,761)	(9,290)	(4,786)
Net income (loss) attributable to noncontrolling interest	3,062	1,334	10,118	3,161
Adjusted EBITDA	180,650	142,478	504,240	434,105
Depreciation and amortization expense	(60,886)	(44,547)	(178,075)	(129,364)
Restructuring and other charges	(164)	(30,000)	(7,726)	(30,000)
Interest income from restricted assets	(283)	(149)	(749)	(442)
Transaction costs	(32,348)	(6,535)	(50,973)	(11,708)
Severance and related costs	(3,381)	(863)	(7,953)	(3,426)
Equity-based compensation expense	(3,353)	(1,761)	(9,290)	(4,786)
Net income (loss) attributable to noncontrolling interest	3,062	1,334	10,118	3,161
Income from operations	$83,297	$59,957	$259,592	$257,540

Envision Healthcare Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$190,033	$141,677
Trade and other accounts receivable, net	1,341,202	1,257,021
Other current assets	172,650	199,729
Total current assets	1,703,885	1,598,427
Non-current assets:
Property, plant and equipment, net	383,947	335,869
Goodwill and intangible assets, net	4,448,663	4,323,564
Other long-term assets	119,313	95,712
Total assets	$6,655,808	$6,353,572

Liabilities and Equity
Current liabilities	$757,384	$705,980
Long-term debt and capital lease obligations	3,055,440	2,958,481
Deferred income taxes	388,661	369,110
Insurance reserves and other long-term liabilities	322,620	318,560
Total liabilities	4,524,105	4,352,131
Total equity	2,131,703	2,001,441
Total liabilities and equity	$6,655,808	$6,353,572

Note:  Certain prior period balances in the consolidated balance sheets have been reclassified to conform to the current year presentation. Such reclassifications had no impact on the results of operations or cash flows previously reported.

Envision Healthcare Holdings, Inc.

Condensed Consolidated Statements of Cash Flows and Reconciliation of Net Cash Provided by (Used in)

Operating Activities to Adjusted Free Cash Flow

(unaudited; in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$28,951	$18,570	$91,289	$106,188
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and other	67,219	48,371	195,573	140,920
Excess tax benefits from equity-based compensation	(105)	(9,575)	(1,324)	(34,051)
Deferred income taxes	(1,143)	2,403	8,598	3,503
Changes in operating assets/liabilities, net of acquisitions:
Trade and other accounts receivable, net	(9,818)	(45,299)	(42,014)	(83,065)
Parts and supplies inventory	(882)	(324)	(596)	(485)
Prepaids and other current assets	5,401	928	20,924	(3,696)
Accounts payable and accrued liabilities	11,864	17,468	454	66,296
Insurance reserves	(12,578)	(36)	(22,448)	(2,257)
Other assets and liabilities, net	4,304	1,517	1,977	1,592
Net cash provided by (used in) operating activities	93,213	34,023	252,433	194,945

Cash Flows from Investing Activities
Purchases of available-for-sale securities	(8,651)	(440)	(15,459)	(2,507)
Sales and maturities of available-for-sale securities	2,421	200	3,869	9,409
Purchases of property, plant and equipment	(34,978)	(22,659)	(125,738)	(65,687)
Proceeds from sale of property, plant and equipment	160	25	202	377
Acquisition of businesses, net of cash received	(66,059)	(69,653)	(180,867)	(568,570)
Net change in insurance collateral	(1,104)	4,456	33,859	(1,250)
Other investing activities	(3,462)	(2,197)	(3,033)	(1,226)
Net cash provided by (used in) investing activities	(111,673)	(90,268)	(287,167)	(629,454)

Cash Flows from Financing Activities
Borrowings under the ABL Facility	80,000	60,000	315,000	365,000
Repayments of the ABL Facility	(80,000)	(55,000)	(210,000)	(155,000)
Repayments of the Term Loan	(5,843)	(3,343)	(17,529)	(10,029)
Debt issuance costs	14	—	(709)	(27)
Proceeds from stock options exercised and issuance of shares under employee stock purchase plan and provider stock purchase plan	1,073	2,417	2,644	11,767
Excess tax benefits from equity-based compensation	105	9,575	1,324	34,051
Contributions from (distributions to) non-controlling interest, net	—	—	(8,833)	100
Other financing activities	399	(119)	1,193	(358)
Net cash provided by (used in) financing activities	(4,252)	13,530	83,090	245,504

Change in cash and cash equivalents	(22,712)	(42,715)	48,356	(189,005)
Cash and cash equivalents, beginning of period	212,745	172,605	141,677	318,895
Cash and cash equivalents, end of period	$190,033	$129,890	$190,033	$129,890

Operating and non-acquisition investing cash flow	$47,599	$13,408	$146,133	$134,061

Cash flow adjustments:
Excess tax benefits from equity-based compensation	105	9,575	1,324	34,051
Non-recurring restructuring costs	—	—	6,500	—
Non-recurring pre-acquisition payroll accrual	—	—	19,486	—
Adjusted Free Cash Flow	$47,704	$22,983	$173,443	$168,112